Bloomberg Tickers      Issuer Free Writing Prospectus
ER  DBCRPLU            Filed pursuant to Rule 433
                       Registration Statement No. 333-162195
                       Dated: September 2, 2010

Deutsche Bank's Currency Returns Plus Index
August 2010

Deutsche Bank's Currency Returns Plus Index has existed since February 2008.
Accordingly, any index performance shown in this presentation preceding that inception date does not reflect the performance of an actual index, but has been retrospectively calculated, as described herein.

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the SEC for the offerings to which this communication may relate. Before you invest, you should read the prospectus in that registration statement and other documents Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, Deutsche Bank AG, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-311-4409.

                                              A Passion to Perform Deutsche Bank

DB Currency Returns Plus Index
Introduction

[]   The following 3 strategies reflect widely used FX investment styles -
     []   Carry
     []   Momentum
     []   Valuation

[]   These form the core investment approach of a number of FX-only funds.

[]   In general, there is a relatively low correlation (1) between the returns of employing these strategies and the returns gained from investing in more traditional asset classes such as equities and bonds.

[]   DBCR+ provides benchmark exposure to these systematic strategies. The Index is constructed by equally weighting the three indices using these trading strategies.

[]   The DBCR+ Index has delivered annualized excess returns of 4.24% (returns do not include interest income and are calculated as compounded annual returns from start to end date) from February 2008 to Aug 31, 2010 with a
     Sharpe Ratio(2) of 0.78 (i. e. , the annualized excess return divided by historical annualized volatility of the daily return). Based on retrospective calculations, the DBCR Plus Index would have achieved annualized excess returns of 6.66% from January 2000 to February 2008, with a Sharpe Ratio of 1.17. DB PROVIDES NO ASSURANCE THAT THESE RETURNS OR
     RATIOS WILL PREDICT FUTURE RETURNS OR RATIOS.

Source: Deutsche Bank, Dec 28, 2000 to Aug 31, 2010. The DBCR+ Index was
launched in February 2008. All prospective investors should be aware that no actual investment that allowed a tracking of the performance of the Index was possible at any time prior to February 2008, and the Index is constructed by equally weighting the returns for the three component indices: Balanced Currency
Harvest, Momentum and Valuation, which themselves did not exist prior to
December 2005, March 2007 and March 2007, respectively. The fees and charges in connection with the Index are reflected in the Index performance both after launch and in simulated performance prior to February 2008.

1 Correlation analysis is a useful tool in the construction of a diversified investment portfolio. Combining financial investments which have a series of returns that behave differently from each other achieves portfolio diversification. Correlation has been calculated using log of daily returns
(correlation ranges from '-1' to '+1' with '-1' implying returns which are perfectly opposite to each other, '+1' implying returns which always move in the same direction, and '0' implying no relationship between the two returns) .

2 The Sharpe Ratio is a measure of the excess return per unit of risk in an investment asset. Here, risk is measured as the standard deviation of the log of daily returns for the respective Index. The Sharpe Ratio is used to characterize how well the return of an asset compensates the investor for the risk taken. A higher Sharpe Ratio is considered more desirable.

Past performance, historical correlation and Sharpe Ratio, actual or simulated, are not reliable indicators of future results.

See the risk considerations on page 6.

                                              A Passion to Perform Deutsche Bank

DB Currency Returns Plus Index
The Three Strategies

Three currency strategies widely used in the currency markets

[]   Carry: Carry trades are widely used in the currency markets. In a Carry trade one systematically sells low interest rate currencies and buys high interest rate currencies. Such a strategy is based on what is known as
     "forward-rate bias" or the "forward premium puzzle," that is, the expectation that the forward rate is not an unbiased estimate of the future spot rate. Positive returns will occur under such strategy when an investor's gain from interest rate differentials between the high yielding and low yielding jurisdictions exceeds any potential losses from currency rate movements between the relevant currencies.

[]   Momentum: A widely observed feature of currency markets is that many exchange rates trend on a multi-year basis. This strategy is based on the view that currencies will continue the momentum of their most recent yearly performance. Momentum trends are considered to emerge mainly because some participants in the currency markets act quickly on news while others respond more slowly. Therefore, a strategy that follows the trend may make positive returns over time.

[]   Valuation: This strategy takes the view that, in the long-run, currencies tend to move towards their "fair value." Consequently, systematically buying "undervalued" currencies and selling "overvalued" currencies may be profitable for a long term investor. One of the underlying themes of this strategy is that even if fundamentals might not work for currencies in the short-to medium-term, they tend to work in the long-term. One of the oldest measures of "fair value" is "purchasing power parity," which reflects the comparative price levels of currencies, and this strategy uses purchasing power parity to assess each currency's relative value.

     Over the last few decades, at particular periods of time, each of these strategies has individually experienced some significant losses. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, such strategies to fail to perform as expected. DB provides no assurance that any of these strategies is or will remain profitable.

                                              A Passion to Perform Deutsche Bank

DB Currency Returns Plus Index
Construction

The DBCR+ invests equally in the following 3 indices:

[] DB Balanced Currency Harvest Index
[] DB Currency Momentum Index
[] DB Currency Valuation Index

[GRAPHIC OMITTED]

           Balanced Currency                                         Momentum
           Harvest

Rebalance  Quarterly - March, June, September and December           Monthly
Rule       Rank each currency by 3m Interest rates                   Rank each currency by the
                                                                     12m spot return versus the USD
Long       2 G10 and 3 emerging market highest yielding currencies   Three highest spot returns
Short      2 G10 and 3 emerging market lowest yielding currencies    Three lowest spot returns

Valuation

Quarterly - March, June, September and December
Rank each currency by the its relative valuation as
determined by the OECD purchasing power parity value
Three most undervalued currencies
Three most overvalued currencies

Source: Deutsche Bank

                                              A Passion to Perform Deutsche Bank

DB Currency Returns Plus Index
Historical Performance
The index seeks to reduce volatility by combining the three strategies.

DB PROVIDES NO ASSURANCE THAT THIS APPROACH IS OR WILL REMAIN PROFITABLE.
[GRAPHIC OMITTED]

Source: Deutsche Bank, Dec 28, 2000 to Aug 31, 2010. The above chart is for illustrative purposes only and does not purport to predict future performance of the Index or securities relating to the Index. The DBCR+ Index is constructed by equally weighting the returns for the three component indices: Balanced Currency
Harvest, Momentum and Valuation. The Index was launched in February 2008, and the DB Balanced Currency Harvest, Momentum and Valuation indices were launched in December 2005, March 2007 and March 2007, respectively. Simulated performance prior to these inception dates is based on the same methodology as those used for each respective Index. The simulated performance of the DBCR+ Index is therefore based on simulated performance of the sub-indices. All prospective investors should be aware that no actual investment that allowed a tracking of the performance of the Index or the sub-indices was possible at anytime prior to their respective inception dates. The fees and charges in connection with the
Index are reflected in the Index performance both after launch and in simulated performance. In addition, the currencies comprising the Index at particular dates in the above graphs are extremely likely to be different from the currencies comprising the sub-indices on or after the date of this document.

                                              A Passion to Perform Deutsche Bank

DB Currency Returns Plus Index

Performance Analysis

Index Returns**



220
200
180
160
140
120
100
80
60
40
20
DBCR+
Equities
Bonds
Inception Date
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010

Annual Returns*



5.41%
5.69%
8.48%
18.17%
4.13%
11.61%
-0.29%
2.90%
3.80%
6.52%
0.18%
6.13%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010 Aug
Annual

Performance Analysis*

Jan 00 - Aug 10	DBCR+	Bonds	Equities
Annualized Returns	6.13%	3.70%	-4.04%
Annualized Volatility	5.63%	5.30%	22.03%
Sharpe Ratio	1.09	0.70	-0.18
Maximum Drawdown	-9.2%	-7.6%	-60.9%
Max/Min Returns			
Rolling 12 Months	22.5% / -5.1%	14.7% / -6.4%	72.0% / -48.2%
Rolling 3 Months	9.7% / -7.3%	10.0% / -5.6%	22.5% / -5.1%
Avg Monthly Return	0.51%	0.31%	-0.23%
% Months with Gains	62%	62%	54%
Correlation			
Bonds	-0.09	1.00	-0.38
Equities	0.12	-0.38	1.00

Monthly Returns*

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
Jan	2.04%	1.12%	1.59%	2.60%	2.04%	0.16%	-1.06%	0.45%	-1.13%	0.13%	-1.01%
Feb	0.11%	-2.38%	0.02%	1.53%	2.61%	0.31%	1.87%	-0.29%	-0.13%	1.22%	-0.96%
Mar	-0.23%	1.72%	2.01%	-0.47%	-1.72%	1.08%	-3.05%	0.89%	-2.96%	0.48%	1.84%
Apr	1.69%	0.74%	-0.36%	3.97%	-2.66%	-0.11%	-0.88%	0.81%	1.78%	1.21%	2.20%
May	-0.59%	-0.06%	1.65%	1.69%	-1.49%	2.34%	-3.01%	0.84%	0.60%	0.76%	-0.40%
Jun	-0.68%	2.32%	-2.21%	2.93%	0.84%	3.16%	1.15%	1.86%	-0.37%	2.23%	-1.03%
Jul	1.86%	-1.35%	-2.09%	-1.44%	1.68%	0.23%	1.10%	-0.70%	0.95%	-0.61%	0.68%
Aug	1.50%	-0.86%	0.95%	0.77%	1.04%	-1.34%	1.90%	-3.50%	0.65%	-0.14%	-1.06%
Sep	-1.00%	-1.82%	0.33%	0.61%	0.79%	3.79%	-0.10%	2.63%	-0.16%	0.64%	
Oct	1.83%	1.80%	2.15%	2.44%	-0.28%	1.09%	1.51%	1.74%	3.02%	-0.15%	
Nov	-0.38%	1.96%	2.99%	1.41%	1.34%	2.40%	-0.83%	-2.76%	1.65%	-1.82%	
Dec	-0.78%	2.54%	1.28%	0.89%	0.00%	-1.90%	1.28%	1.06%	-0.04%	2.49%	
Annual	**5.41%**	**5.69%**	**8.48%**	**18.17%**	**4.13%**	**11.61%**	**-0.29%**	**2.90%**	**3.80%**	**6.52%**	**0.18%**

*Source: Deutsche Bank, Dec 28, 2000 to Aug 31, 2010. The above chart is for illustrative purposes only and does not purport to predict future performance of the Index or securities relating to the Index. The DBCR+ Index is constructed by equally weighting the returns for the three component indices: Balanced Currency Harvest, Momentum and Valuation. The Index was launched in February 2008, and the DB Balanced Currency Harvest, Momentum and Valuation indices were launched in December 2005, March 2007 and March 2007, respectively. Simulated performance prior to these inception dates is based on the same methodology as those used for each respective Index. The simulated performance of the DBCR+ Index is therefore based on simulated performance of the sub-indices. All prospective investors should be aware that no actual investment that allowed a tracking of the performance of the Index or the sub-indices was possible at anytime prior to their respective inception dates. The fees and charges in connection with the Index are reflected in the Index performance both after launch and in simulated performance. In addition, the currencies comprising the Index at particular dates in the above graphs are extremely likely to be different than the currencies comprising the sub-indices on or after the date of this document.

Maximum Drawdown represents the maximum peak-to-trough fall in the hypothetical Index. The Sharpe Ratio is calculated as annualized excess return divided by historical volatility of return. The Sharpe Ratio is a measure of the excess return per unit of risk in an investment asset. Here risk is measured as the standard deviation of the log of daily returns for the respective Index. The Sharpe Ratio is used to characterize how well the return of an asset compensates the investor for the risk taken. A higher Sharpe Ratio number is considered more desirable.

Past performance, historical correlation and Sharpe Ratio, actual or simulated, are not reliable indicators of future results.

**The performance analysis is based on excess returns. The excess return index performance for Equities and Bonds has been calculated by subtracting overnight Libor returns (FEDL01 Index) on a daily basis from their total return benchmarks: Equities – S&P 500 (SPTR Index), Bonds – EFFAS Global Market Cap Weighted (USGATR Index)

Deutsche Bank

5

Certain Risks Relating to the DB Currency Returns Plus Index

[]   DBCR+ HAS LIMITED PERFORMANCE HISTORY -- Publication of DBCR+ began in
     February 2008. Therefore, DBCR+ has very limited performance history. No actual investment which allowed tracking of the performance of DBCR+ was possible before that date. In addition, each of the sub-indices comprising the DBCR+ has limited performance history. The retrospective data contained herein is based on simulated results for the DBCR+ Index, which, in turn, is based on simulated results for each of the sub-indices.

[]   THE RISK OF INVESTING IN CURRENCIES CAN BE SUBSTANTIAL -- The prices of the currencies which comprise the sub-indices may be affected by numerous market factors, including events in the equity markets, the bond market and the foreign exchange market, fluctuations in interest rates, and world economic, political and regulatory events. A rise in the value of one currency may be offset by a fall in the value of one or more of the other currencies comprising a sub-index.

[]   STRATEGY RISK -- The strategy reflected in each sub-index takes the view that taking long positions in certain currencies and short positions in other currencies will result in a net gain. However, there is no assurance that any of these strategies will be successful. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, such strategies to fail to perform as expected.

[]   GAINS IN COMPONENTS OF THE DBCR+ INDEX MAY BE OFFSET BY LOSSES IN OTHER
     DBCR+ INDEX COMPONENTS --The DBCR+ Index is composed of multiple currency positions, and therefore a positive return in one position may be offset, in whole or in part, by a negative return of a lesser, equal or greater magnitude in another position, resulting in an aggregate DBCR+ Index return equal to or less than zero.

[]   CURRENCY MARKETS MAY BE HIGHLY VOLATILE -- Currency markets may be highly volatile. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency rate risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may affect the values of the components reflected in the DBCR+ Index in varying ways, and different factors may cause the DBCR+ Index's components and the volatility of their prices to move in inconsistent directions at inconsistent rates.

[]   LEGAL AND REGULATORY RISKS -- Legal and regulatory changes could adversely affect currency rates. In addition, many governmental agencies and regulatory organizations are authorized to take extraordinary actions in the event of market emergencies. It is not possible to predict the effect of any future legal or regulatory action relating to currency rates, but any such action could cause unexpected volatility and instability in currency markets, with a substantial and adverse effect on the performance of the DBCR+ Index.

[]   POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE DEUTSCHE BANK AG IS THE
     CALCULATION AGENT FOR THE DBCR+ INDEX, AND TRADING ACTIVITIES BY DEUTSCHE
     BANK AG IN THE ELIGIBLE CURRENCIES MAY AFFECT THE DBCR+ INDEX LEVEL--
     Deutsche Bank AG is the calculation agent for the DBCR+ Index. Deutsche
     Bank AG carries out calculations necessary to calculate the DBCR+ Index and maintains some discretion as to how such calculations are made, in particular if the spot rate for any of the Eligible Currencies is not available. The determinations made by Deutsche Bank AG in this capacity may affect the level of the DBCR+ Index. Deutsche Bank AG or its affiliates may engage in trading in instruments linked to the Eligible Currencies or any of the strategies contained in the DCBR+ Index on a regular basis as part of their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Deutsche Bank AG or its affiliates may also issue or underwrite securities or financial or derivative instruments with returns linked or related to the Eligible
     Currencies or any of the strategies contained in the DBCR+ Index. Any of these activities could adversely affect the level of the DBCR+ Index and may reflect trading strategies that differ from, or are in direct opposition to, the trading strategies contained in the DBCR+ Index.

[]   THE CURRENCY PRICES REFLECTED IN THE DBCR+ INDEX ARE SUBJECT TO EMERGING
     MARKETS' POLITICAL AND ECONOMIC RISKS -- The DBCR+ Index components include currencies of emerging market countries, which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Indeed, in recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions and, in some cases, instability and reactions against market reforms. With respect to any emerging or developing nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging or developing market nation. Political or economic instability is likely to have an adverse effect on the performance of the DBCR+ Index.

[]   LIMITED ACCESS TO INDEX, AND ASSOCIATED COSTS -- Access to the index may be available only through the use of an investment vehicle. In such instances, the performance of any investment product based on the DBCR+ Index will be lower than the performance of the DBCR+ Index because of fees, costs, and product features. In such offerings, investors should rely on the information provided in the offering memorandum or prospectus. Past performance, including any performance based on retrospective calculations, of the DBCR+ Index and its sub-indices is not necessarily indicative of future results.

                                              A Passion to Perform Deutsche Bank

Appendix 1:

The Underlying Indices

                                              A Passion to Perform Deutsche Bank

DB Balanced Currency Harvest Index
Bloomberg Ticker : DBHVBUSI

[]   The Balanced Currency Harvest Index seeks to generate returns by capturing the interest rate differential or "carry" between diversified baskets of high-yielding and low-yielding currencies.

[]   The Balanced Currency Harvest Index strategy is based on the view that foreign currency forward rates are biased estimators of future foreign currency spot rates, and that currencies that trade at a forward discount often outperform currencies that trade at a forward premium.

[]   This strategy takes the view that by taking long positions in high-yielding currencies and short positions in low-yielding currencies, an investor's gain from interest rate differentials in the high- yielding jurisdictions will exceed any potential losses from currency exchange rate risk.

[]   Over the last few decades, at particular periods of time, this strategy has individually experienced some significant losses. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, this strategy to fail to perform as expected.

[]   DB Balanced Currency Harvest Index strategy is implemented as follows:

     []   Re-balance every 3 months

     []   Rank each currency by its 3-month interest rate

     []   Allocate a 1/5 long position to the two G10 and the three emerging market currencies with the highest 3-month interest rate

     []   Allocate a 1/5 short position to the two G10 and the three emerging market currencies with the lowest 3-month interest rate

     []   Transact forward contracts in each currency to reflect the above

                                              A Passion to Perform Deutsche Bank

DB Balanced Currency Harvest Index
Performance Analysis

Index Returns**
[GRAPHIC OMITTED]

Annual Returns*
[GRAPHIC OMITTED]

Performance Analysis*
                      Balanced Currency
Jan 00 - Aug 10                         Bonds         Equities
                      Harvest
Annualized Returns    10.06%            3.70%         -4.04%
Annualized Volatility 11.71%            5.30%         22.03%
Sharpe Ratio          0.86              0.70          -0.18
Maximum Drawdown      -28.2%            -7.6%         -60.9%
Max/Min Returns
Rolling 12 Months     39.8% / -26.2%    14.7% / -6.4% 72.0% / -48.2%
Rolling 3 Months      16.3% / -26.9%    10.0% / -5.6% 22.5% / -5.1%
Avg Monthly Return    0.85%             0.31%         -0.23%
% Months with Gains   68%               62%           54%
Correlation
Bonds                 -0.14             1.00          -0.38
Equities              0.28              -0.38         1.00

Monthly Returns*

         2000    2001    2002    2003    2004    2005    2006    2007     2008    2009    2010
Jan     3.71%   2.30%   2.41%   2.27%   1.65%   2.15%   0.02%   1.40%   -2.46%  -0.79%  -1.91%
Feb     2.44%  -6.95%   0.88%   2.13%   3.41%   1.98%   2.33%   0.32%   -0.88%   3.21%  -0.15%
Mar    -1.11%   2.73%   3.34%  -1.48%  -0.29%  -0.62%  -3.90%   2.14%   -4.72%   3.70%   2.33%
Apr     1.35%   2.50%   1.42%   9.25%  -2.03%   1.95%  -0.59%   2.70%    6.26%   3.40%   2.65%
May     0.86%   2.02%   0.81%   0.95%  -1.70%   3.88%  -6.88%   2.87%    2.73%   2.28%  -3.69%
Jun    -0.06%   1.80%  -5.38%   4.43%   0.68%   2.61%   1.57%   2.74%   -0.37%   3.24%  -1.90%
Jul     2.57%  -3.12%  -2.71%   0.07%   2.79%   0.39%   3.72%  -0.60%    3.89%   2.61%   3.64%
Aug    -0.08%  -0.13%   3.14%   1.34%   1.15%  -0.83%   3.05%  -3.98%   -1.93%   0.88%  -2.28%
Sep    -0.06%  -3.20%   0.27%   1.68%   2.24%   4.33%  -0.91%   4.69%   -7.44%   1.55%
Oct     2.14%   3.42%   2.84%   1.83%   0.32%   1.56%   3.10%   3.15%  -13.48%   1.19%
Nov     1.04%   5.52%   5.96%   2.36%   2.20%   2.50%  -1.63%  -3.82%   -2.42%  -1.62%
Dec     0.01%   4.63%   3.13%   2.41%   1.66%  -2.85%   3.24%   1.16%   -3.90%   2.32%
Annual 13.46%  11.33%  16.79%  30.43%  12.59%  18.19%   2.56%  13.09%  -23.35%  24.13%  -1.55%

*Source: Deutsche Bank, Dec 28, 2000 to Aug 31, 2010. The above charts and tables are for illustrative purposes only and do not purport to predict future performance of the Index . The DB Balanced Currency Harvest Index was launched in December 2005. Simulated performance prior to the Inception date is based on the same methodology as that used for the DB balanced Currency Harvest Index and is based on historical interest rates obtained from Bloomberg. All prospective investors should be aware that no actual investment that allowed a tracking of the performance of the Index was possible at anytime prior to December 2005.
Accordingly, the results shown during the retrospective periods do not reflect actual returns.

Maximum Drawdown represents the maximum peak-to-trough fall in the hypothetical
Index. The Sharpe Ratio is calculated as annualized excess return divided by historical volatility of return. The Sharpe Ratio is a measure of the excess return per unit of risk in an investment asset. Here risk is measured as the standard deviation of the log of daily returns for the respective Index. The
Sharpe Ratio is used to characterize how well the return of an asset compensates the investor for the risk taken. A higher the Sharpe Ratio is considered more desirable.

Past performance, historical correlation and Sharpe Ratio, actual or simulated, are not reliable indicators of future results.

**The performance analysis is based on excess returns. The excess return index performance for Equities and Bonds has been calculated by subtracting overnight
Libor returns (FEDL01 Index) on a daily basis from their total return benchmarks: Equities -- S and P 500 (SPTR Index), Bonds --EFFAS Global Market
Cap Weighted (USGATR Index)

                                              A Passion to Perform Deutsche Bank

DB Currency Momentum Index
Bloomberg Ticker : DBMOMUSF

[]   The Momentum Index seeks to generate returns by capturing trends in exchange rate markets.

[]   The Momentum Index strategy is based on the view that currencies will continue the momentum of their most recent yearly performance and that taking long positions in currencies whose value has recently increased relative to the USD and short positions in currencies whose value has recently decreased relative to the USD will yield a higher return than would an equally-weighted investment in the G-10 Currencies.

[]   Over the last few decades, at particular periods of time, this strategy has individually experienced some significant losses. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, this strategy to fail to perform as expected.

[]   The DB Currency Momentum Index strategy is implemented as follows:

     []   Re-balance every month

     []   Rank each currency by its 12-month spot return vs. the USD

     []   12-month Spot Return vs. the USD is defined as: spot rate of the currency versus the USD 12 months ago (in units of currency per 1 USD terms) divided by the current spot rate for the currency versus the
          USD (in units of currency per 1 USD terms)

     []   Allocate a 1/3 long position to each of the three currencies with the highest 12-month spot return vs. the USD

     []   Allocate a 1/3 short position to each of the three currencies with the lowest 12-month spot return vs. the USD

     []   Transact forward contracts in each currency to reflect the above

                                              A Passion to Perform Deutsche Bank

DB Currency Momentum Index

Performance Analysis

Index Returns**



180
160
140
120
100
80
60
40
20
Momentum
Equity
Bonds
Inception Date
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010

Annual Returns*



1.78%
3.33%
15.35%
4.82%
-1.89%
0.94%
-0.42%
-1.89%
23.29%
-13.58%
1.18%
2.68%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010 Aug
Annual

Performance Analysis*

Jan 00 - Aug 10	Momentum	Bonds	Equities
Annualized Returns	2.68%	3.70%	-4.04%
Annualized Volatility	11.06%	5.30%	22.03%
Sharpe Ratio	0.24	0.70	-0.18
Maximum Drawdown	-21.5%	-7.6%	-60.9%
Max/Min Returns			
Rolling 12 Months	33.8% / -19.7%	14.7% / -6.4%	72.0% / -48.2%
Rolling 3 Months	27.5% / -15.3%	10.0% / -5.6%	15.4% / -8.0%
Avg Monthly Return	0.26%	0.31%	-0.23%
% Months with Gains	51%	62%	54%
Correlation			
Bonds	0.08	1.00	-0.38
Equities	-0.17	-0.38	1.00

Monthly Returns*

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
Jan	0.95%	0.14%	0.10%	0.96%	2.06%	-4.77%	-1.73%	-0.46%	-1.64%	4.30%	-2.07%
Feb	-1.27%	2.03%	-0.47%	-0.62%	2.00%	0.17%	2.19%	-1.52%	2.90%	-3.10%	-0.39%
Mar	1.99%	3.65%	0.74%	-0.52%	-2.56%	0.23%	-0.03%	-0.46%	-1.28%	-5.94%	3.46%
Apr	1.77%	-2.87%	0.18%	1.15%	-3.78%	-1.47%	-0.29%	1.54%	-1.31%	-1.95%	2.59%
May	-0.48%	-2.22%	2.85%	2.93%	-0.56%	0.40%	-0.06%	-1.53%	-0.71%	-5.03%	-1.67%
Jun	-1.96%	3.32%	3.60%	-1.94%	-0.82%	2.47%	2.35%	2.55%	1.17%	0.51%	-1.18%
Jul	1.71%	-0.15%	-0.29%	-2.59%	-0.55%	0.58%	-1.99%	-0.98%	-0.42%	-3.03%	0.56%
Aug	4.85%	-2.77%	-1.24%	-0.54%	1.91%	-1.93%	-0.43%	-5.38%	0.08%	-0.26%	0.00%
Sep	0.20%	3.96%	1.69%	2.13%	-1.98%	3.48%	-0.97%	6.11%	1.77%	2.08%	
Oct	2.88%	-0.31%	0.58%	1.77%	0.24%	1.30%	-0.24%	2.46%	14.42%	-1.93%	
Nov	-3.12%	-2.12%	2.18%	1.65%	2.83%	2.22%	2.46%	-5.84%	3.59%	-2.38%	
Dec	-5.31%	0.99%	4.62%	0.50%	-0.47%	-1.47%	-1.55%	2.23%	3.53%	2.76%	
Annual	**1.78%**	**3.33%**	**15.35%**	**4.82%**	**-1.89%**	**0.94%**	**-0.42%**	**-1.89%**	**23.29%**	**-13.58%**	**1.18%**

*Source: Deutsche Bank, Dec 28, 2000 to Aug 31, 2010. The above charts and tables are for illustrative purposes only and do not purport to predict future performance of the Index . The DB Currency Momentum Index was launched in March 2007. Simulated performance prior to the Inception date is based on the same methodology as that used for the DB Currency Momentum Index and is based on historical exchange rates obtained from Bloomberg. All prospective investors should be aware that no actual investment that allowed a tracking of the performance of the Index was possible at anytime prior to March 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns.

Maximum Drawdown represents the maximum peak-to-trough fall in the hypothetical Index. The Sharpe Ratio is calculated as annualized excess return divided by historical volatility of return. The Sharpe Ratio is a measure of the excess return per unit of risk in an investment asset. Here risk is measured as the standard deviation of the log of daily returns for the respective Index. The Sharpe Ratio is used to characterize how well the return of an asset compensates the investor for the risk taken. A higher the Sharpe Ratio is considered more desirable.

Past performance, historical correlation and Sharpe Ratio, actual or simulated, are not reliable indicators of future results.

The performance analysis is based on excess returns. The excess return index performance for Equities and Bonds has been calculated by subtracting overnight Libor returns (FEDL01 Index) on a daily basis from their total return benchmarks: Equities – S&P 500 (SPTR Index), Bonds – EFFAS Global Market Cap Weighted (USGATR Index)

Deutsche Bank

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DB Currency Valuation Index

Bloomberg Ticker : DBPPPUSF

[]   The Valuation Index seeks to generate returns by capturing the fair value differential between currencies.

[]   The Valuation Index strategy is based on the view that currencies tend to move towards their "fair value" and that systematically buying
     "undervalued" currencies and selling "overvalued" currencies, based on the relevant country's purchasing power parity, will yield a higher return than would an equally-weighted investment in the G-10 Currencies.

[]   Over the last few decades, at particular periods of time, this strategy has individually experienced some significant losses. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, this strategy to fail to perform as expected.

[]   The DB Currency Valuation Index strategy is implemented as follows:

     []   Re-balance every 3 months

     []   Rank each currency by its valuation. The most undervalued currency is represented by the highest Valuation Currency Fix Rate.

     []   Valuation Currency Fix Rate is defined as: Average spot level of the currency versus the USD (in units of currency per 1 USD terms) over the last 3 months divided by the latest yearly Organization for
          Economic Co-operation and Development (OECD) purchasing power parity figure, showing the comparative price level for that currency versus the USD (in units of currency per 1 USD terms)

     []   Allocate a 1/3 long position to each of the three currencies with the lowest valuation

     []   Allocate a 1/3 short position to each of the three currencies with the highest valuation

     []   Transact forward contracts in each currency to reflect the above

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                                              A Passion to Perform Deutsche Bank

DB Currency Valuation Index
Performance Analysis

Index Returns**



180
160
140
120
100
80
60
40
20
Valuation
Equity
Bonds
Inception Date
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010

Annual Returns*



0.74%
1.55%
-5.84%
20.02%
1.73%
16.21%
-3.31%
-2.61%
12.31%
10.20%
0.42%
4.50%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010 Aug
Annual

Performance Analysis*

Jan 00 - Aug 10	Valuation	Bonds	Equities
Annualized Returns	4.50%	3.70%	-4.04%
Annualized Volatility	8.54%	5.30%	22.03%
Sharpe Ratio	0.53	0.70	-0.18
Maximum Drawdown	-15.1%	-7.6%	-60.9%
Max/Min Returns			
Rolling 12 Months	38.3% / -13.4%	14.7% / -6.4%	72.0% / -48.2%
Rolling 3 Months	19.4% / -9.8%	10.0% / -5.6%	15.4% / -8.0%
Avg Monthly Return	0.40%	0.31%	-0.23%
% Months with Gains	55%	62%	54%
Correlation			
Bonds	-0.08	1.00	-0.38
Equities	0.06	-0.38	1.00

Monthly Returns*

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
Jan	1.45%	0.89%	2.22%	4.57%	2.38%	3.25%	-1.46%	0.36%	0.62%	-3.50%	0.96%
Feb	-0.85%	-2.22%	-0.36%	3.10%	2.42%	-1.23%	1.09%	0.30%	-2.41%	3.35%	-2.37%
Mar	-1.60%	-1.30%	1.93%	0.53%	-2.35%	3.60%	-5.17%	0.99%	-3.13%	3.70%	-0.27%
Apr	1.92%	2.57%	-2.66%	1.67%	-2.21%	-0.81%	-1.77%	-1.78%	0.38%	2.04%	1.33%
May	-2.21%	0.01%	1.28%	1.13%	-2.25%	2.74%	-2.05%	1.20%	-0.24%	5.16%	4.13%
Jun	-0.06%	1.77%	-4.67%	6.41%	2.59%	4.38%	-0.48%	0.21%	-1.98%	2.73%	-0.08%
Jul	1.27%	-0.83%	-3.30%	-1.85%	2.83%	-0.31%	1.60%	-0.56%	-0.60%	-1.47%	-2.18%
Aug	-0.27%	0.30%	0.93%	1.49%	0.04%	-1.27%	3.10%	-1.22%	3.82%	-1.18%	-0.93%
Sep	-3.18%	-6.08%	-1.06%	-2.00%	2.13%	3.55%	1.57%	-2.72%	5.22%	-1.72%	
Oct	0.45%	2.26%	2.99%	3.71%	-1.40%	0.40%	1.67%	-0.44%	7.58%	0.26%	
Nov	0.92%	2.58%	0.86%	0.21%	-0.99%	2.49%	-3.28%	1.40%	3.03%	-1.55%	
Dec	3.07%	1.96%	-3.79%	-0.24%	-1.23%	-1.38%	2.19%	-0.30%	-0.05%	2.33%	
Annual	**0.74%**	**1.55%**	**-5.84%**	**20.02%**	**1.73%**	**16.21%**	**-3.31%**	**-2.61%**	**12.31%**	**10.20%**	**0.42%**

*Source: Deutsche Bank, Dec 28, 2000 to Aug 31, 2010. The above charts and tables are for illustrative purposes only and do not purport to predict future performance of the Index . The DB Currency Valuation Index was launched in March 2007. Simulated performance prior to the Inception date is based on the same methodology as that used for the DB Currency Valuation Index and is based on historical exchange rates obtained from Bloomberg and purchasing power parity comparative price levels obtained from the OECD Main Economic Indicators publication. All prospective investors should be aware that no actual investment that allowed a tracking of the performance of the Index was possible at anytime prior to March 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns.

Maximum Drawdown represents the maximum peak-to-trough fall in the hypothetical Index. The Sharpe Ratio is calculated as annualized excess return divided by historical volatility of return. The Sharpe Ratio is a measure of the excess return per unit of risk in an investment asset. Here risk is measured as the standard deviation of the log of daily returns for the respective Index. The Sharpe Ratio is used to characterize how well the return of an asset compensates the investor for the risk taken. A higher the Sharpe Ratio is considered more desirable.

Past performance, historical correlation and Sharpe Ratio, actual or simulated, are not reliable indicators of future results.

****The performance analysis is based on excess returns. The excess return index performance for Equities and Bonds has been calculated by subtracting overnight Libor returns (FEDL01 Index) on a daily basis from their total return benchmarks: Equities – S&P 500 (SPTR Index), Bonds – EFFAS Global Market Cap Weighted (USGATR Index)**

Deutsche Bank

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